Exhibit 10.4
AIR LEASE CORPORATION
GRANT NOTICE FOR 2010 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNITS
FOR GOOD AND VALUABLE CONSIDERATION, Air Lease Corporation (the “Company”), hereby grants to Participant named below the number of restricted stock units specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Air Lease Corporation 2010 Equity Incentive Plan (the “Plan”), the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, and any Individual Agreement (as defined in the Plan) to which any Participant is a party, each as amended from time to time. Each restricted stock unit subject to this Award represents the right to receive one share of the Company’s Class A common stock, par value $0.01 (the “Common Stock”), subject to the conditions set forth in this Grant Notice, the Plan, the Standard Terms and Conditions, and any Individual Agreement to which the Participant is a party. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of restricted stock units subject to the Award:
Vesting Schedule:

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, the Standard Terms and Conditions, and any Individual Agreement to which the Participant is a party.

AIR LEASE CORPORATION

Participant Signature
By

	Title:	Address (please print):

AIR LEASE CORPORATION
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Air Lease Corporation 2010 Equity Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.	TERMS OF RESTRICTED STOCK UNITS

Air Lease Corporation, a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) specified in the Grant Notice. Each Restricted Stock Unit represents the right to receive one share of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, the Plan, and any Individual Agreement to which any Participant is a party, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions, the Plan, or any Individual Agreement, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon the Participant’s Termination of Service for any reason (including by reason of death or Disability), any then unvested Restricted Stock Units (after taking into account any accelerated vesting under Section 14 of the Plan or any Individual Agreement, if applicable) held by the Participant shall be forfeited and canceled as of the date of such Termination of Service (except as otherwise provided in any Individual Agreement).

3.	SETTLEMENT OF RESTRICTED STOCK UNITS

Vested Restricted Stock Units shall be settled by the delivery to the Participant or a designated brokerage firm of one share of Common Stock per vested Restricted Stock Unit as soon as reasonably practicable following the vesting of such Restricted Stock Units, and in all events no later than March 15 of the year following the year of vesting

(unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).
4.	RIGHTS AS STOCKHOLDER

The Participant shall have no voting rights or the right to receive any dividends with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

5.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued in respect of vested Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.	INCOME TAXES

The Company shall not deliver shares in respect of any Restricted Stock Units unless and until the Participant has made arrangements satisfactory to the Committee to satisfy applicable withholding tax obligations. The Company may, at its option, elect to withhold Common Stock issuable in connection with the vesting of the Restricted Stock Units in satisfaction of such withholding tax obligations, and the Participant hereby consents to such withholding. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the delivery of the Restricted Stock Units from any amounts payable by it to the Participant (including, without limitation, future cash wages).

7.	NON-TRANSFERABILITY OF AWARD

The Participant represents and warrants that the Restricted Stock Units are being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant further understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of.

8.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock Units. Any prior agreements, commitments or negotiations concerning the Restricted Stock Units are superseded, except for the express terms of any Individual Agreement to which the Participant is a party.

9.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon vesting of the Restricted Stock Units. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

10.	GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control. Any Individual Agreement to which the Participant is a party shall control, to the extent such agreement contains provisions governing the Award.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

11.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.